SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2009

VIBE RECORDS, INC. NEVADA

(Exact Name of Registrant as Specified in Charter)

Nevada	0-51107	71-0928242
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

824 Old Country Road, P.O. Box 8
Westbury, New York, 11590

(Address of Principal Executive Offices)

(516) 333-2400

 (Registrant's Telephone Number, including area code)

 (Former Name or Address, if Changed Since Last Report)

Section 3.    Securities and Trading Markets.

Item 3.02 Unregistered Sales of Equity Securities.

Conversion of Outstanding Notes to Common Stock

On January 19, 2009, the board of directors of the Registrant approved the settlement of an aggregate of Forty Five Thousand dollars ($45,000) of outstanding notes of the Registrant (the “Notes”).  The Notes were settled through an agreement by the Registrant and the noteholders to convert the Notes into shares of the Registrant’s common stock. Based upon the current assets and capitalization of the Registrant, the conversion price of the shares of common stock to be issued upon conversion of the Notes was set at $0.01 per share by the Registrant’s board of directors. The conversion of the Notes to shares of the Registrant’s common stock is at the discretion of the noteholders. However, convertibility of the Notes is subject to certain limitations based on the number of shares of the Registrant’s common stock then outstanding.

Upon the eventual full conversion of the Notes to common shares, the approved conversion of the Notes to common stock will result in the issuance by the Registrant of an aggregate of 4,500,000 restricted shares of its common stock to the holders of the Notes. The shares of common stock to be issued in the conversion shall be restricted shares and will be issued in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act. The shares issued in the conversion are subject to Rule 144 under the Securities Act.  However, the Notes have been fully paid and outstanding for a period in excess of six months from the date of their issuance and no additional consideration is payable upon the conversion of the Notes to shares of common stock. Accordingly, the holders of the shares of underlying common stock issued upon conversion of Notes may be entitled to request the removal of any restrictive legends that would be attached to the common shares so issued in accordance with the provisions of Rule 144 under the Securities Act, as amended. No general solicitations were made in connection with the conversion, and, prior to making any conversions, the Registrant had reasonable grounds to believe and believed that the holders of the Notes were capable of evaluating the merits and risks of the investment and were able to bear the economic risk of the investment.

As of January 23, 2009, no shares of the Registrant’s common stock have been issued to the Notes’ holders pursuant to the terms and conditions described above.  The Registrant anticipates that the 4,500,000 shares of common stock authorized for issuance in settlement of the Notes will be issued by the Registrant within the next ninety days.

Section 5.    Corporate Governance and Management.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of January 26, 2009 (the “Effective Date”), the Registrant entered into an employment agreement with Mr. Timothy Olphie (the“Olphie Employment Agreement”) that has an initial term of three (3) years. Under the Olphie Employment Agreement, Mr. Olphie will continue to serve as our President and Chief Executive Officer and a member of our board of directors. Mr. Olphie will receive a base salary of $75,000 per year, and will be entitled to an annual discretionary bonus. The amount of Mr. Olphie’s bonus will be determined by the board of directors of the Registrant, and will be based upon the achievement of  certain milestones as determined by the board of directors. Mr. Olphie’s employment agreement would be terminated under the terms of that agreement upon the death or disability of Mr. Olphie. If we terminate Mr. Olphie’s employment for “Cause” (as defined in the agreement) or if Mr. Olphie terminates his employment voluntarily for any reason before the end of the term, Mr. Olphie will be entitled to receive his base salary through the date his employment terminates, plus any pro-rata bonus owed as of that date. If Mr. Olphie’s employment is terminated by us  without “Cause” then he will be entitled to receive: (i) base salary through the termination date; (ii) a single sum payment equal to $75,000; and (iii) reimbursement for the cost of up to the first twelve months of continuing group health plan coverage which Mr. Olphie and his covered dependents receive pursuant to COBRA. On the Effective Date, as compensation for past services to the Registrant, the Registrant granted to Mr. Olphie the right to receive 7,500 shares of the Registrant’s Series A Preferred Stock, with such shares being issuable at Mr. Olphie’s discretion upon 61 days written notice.  The shares of Series A Preferred Stock to be issued to Mr. Olphie shall be restricted shares on issuance and as such any future sales by Mr. Olphie must be pursuant to a then effective registration statement under the Securities Act of 1933, or be pursuant to a valid exemption from such registration.

The foregoing description of the Olphie Employment Agreement is not intended to be complete and it is qualified in its entirety by the complete text of that agreement, a copy of which is attached as Exhibit 10.1 to this Report.

Item 5.03   Amendment to Certificate of Incorporation.

On January 19, 2009, the board of directors of the Registrant approved and authorized two series of preferred stock of the Registrant. On or about January 23, 2009, we filed a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and a Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) (together the “Certificates of Designation”) with the Secretary of State of the State of Nevada. Pursuant to the Certificates of Designation, we authorized 200,000 shares of our preferred stock to be designated the Series A Preferred Stock and 200,000 shares of our preferred stock to be designated the Series B Preferred Stock.

Series A Preferred Stock

The holders of the Series A Preferred Stock may, in their sole discretion, convert each share of Series A Preferred Stock into 4,000 shares of the Registrant’s common stock at any time following the date of issuance of the Series A Preferred Stock. Adjustments in the conversion ratio will be made in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger in a manner which will provide the preferred holders, upon full conversion into common stock, with the same percentage ownership of the Registrant that existed immediately prior to such action. The Series A Preferred Stock has the same voting rights as our common stock, on an as converted basis, with the Series A preferred holders having one vote for each share of common stock into which their Series A Preferred Stock is convertible. The holders of the Series A Preferred Stock have the right to vote on all matters presented to our common stockholders for a vote. The Series A Preferred Stock has a liquidation preference over our common stock up to the one hundred dollar ($100) per share issuance price of the Series A Preferred Stock. The Registrant will not pay a dividend on the shares of Series A Preferred Stock.

Series B Preferred Stock

The holders of the Series B Preferred Stock may, in their sole discretion, convert each share of Series B Preferred Stock into 4,000 shares of the Registrant’s common stock at any time following the date of issuance of the Series B Preferred Stock. Adjustments in the conversion ratio will be made in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger in a manner which will provide the preferred holders, upon full conversion into common stock, with the same percentage ownership of the Registrant that existed immediately prior to such action. The Series B Preferred Stock does not have voting rights on matters presented to our common stockholders for a vote. The Series B Preferred Stock has a liquidation preference over our common stock up to the one hundred dollar ($100) per share issuance price of the Series B Preferred Stock and has an equal liquidation right with any shares of our Series A Preferred Stock then outstanding. The Registrant will not pay a dividend on the shares of Series B Preferred Stock.

General

The foregoing descriptions of the Certificates of Designation are not intended to be complete and are qualified in their entirety by the complete text of those certificates, copies of which are attached as Exhibits 4.1 and 4.2 to this Report.

Section 9.    Financial Statement and Exhibits.

(c) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

4.1	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of the Registrant.

4.2	Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock of the Registrant.

10.1	Employment Agreement by and between Mr. Tim Olphie and Vibe Records, Inc. Nevada, dated as of January 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Vibe Records, Inc. Nevada has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2009	VIBE RECORDS, INC. NEVADA

	By:	/s/ Timothy Olphie
Timothy Olphie
CEO and President

EXHIBIT INDEX

The following Exhibits are filed herewith:

Exhibit	Description

4.1	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of the Registrant.

4.2	Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock of the Registrant.

10.1	Employment Agreement by and between Mr. Tim Olphie and Vibe Records, Inc. Nevada, dated as of January 26, 2009.